Fuxing China Group Limited

Proposed Nasdaq Ticker: FFFZ

Investor Presentation

Issuer Free Writing Prospectus dated April 8, 2025
Filed Pursuant to Rule 433 of the Securities Act of 1933, as amended
Relating to Preliminary Prospectus dated February 27, 2025
Registration Statement No. 333-278459

3F ZIPPER

FREE-WRITING PROSPECTUS STATEMENT

This free writing prospectus relates to the proposed public offering of American Depositary Shares ("ADSs") of Fuxing China Group Limited ("we", "us", "our" or the "Company") and should be read together with the Registration Statement we filed with the U.S. Securities and Exchange Commission (the "SEC") for the offering to which this presentation relates and may be accessed through the following web link:

https://www.sec.gov/Archives/edgar/data/1954705/000192998025000086/fuxing_f1a.htm

The Registration Statement has not yet become effective. Before you invest, you should read the prospectus in the Registration Statement (including the risk factors described therein) and other documents we have filed with the SEC in their entirety for more complete information about us and the offering you may get these documents for free by visiting EDGAR on the SEC website at http://www.sec.gov.

Alternatively, we or our underwriters will arrange to send you the preliminary prospectus and, when available, the final prospectus and/or any supplements thereto if you contact Craft Capital Management LLC, Attn: 377 Oak St, Lower Concourse, Garden City, NY 11530, or by calling +1 (800) 550-8411, by email at info@craftcm.com, or Boustead Securities, LLC, 6 Venture, Suite 395 Irvine, CA 92618 or by calling +1 (949) 502-4408, by email at info@boustead1828.com, or contact Fuxing China Group Limited via email: ir@3fzipper.com.

This presentation does not constitute an offer or invitation for the sale or purchase of securities or to engage in any other transaction with the Company or its affiliates. The information in this presentation is not targeted at the residents of any particular country or jurisdiction and is not intended for distribution to, or use by, any person in any jurisdiction or country where such distribution or use would be contrary to local law or regulation.

FORWARD-LOOKING STATEMENTS

This presentation contains forward-looking statements that reflect our current expectations and views of future events, all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as "approximates," "believes," "hopes," "expects," "anticipates," "estimates," "projects," "intends," "plans," "will," "would," "should," "could," "may" or other similar expressions in this presentation. These statements are likely to address our growth strategy, financial results and product and development programs. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to: assumptions about our future financial and operating results, including revenue, income, expenditures, cash balances, and other financial items; our ability to execute on our plans for growth and expansion, including our ability to meet our goals; current and future economic and political conditions; our capital requirements and our ability to raise any additional financing which we may require; our ability to attract clients and further enhance our brand recognition; our ability to hire and retain qualified management personnel and key employees in order to enable us to develop our business; trends and competition in the financial consulting services industry; the COVID-19 pandemic; and other assumptions described in this presentation underlying or relating to any forward-looking statements.

We describe certain material risks, uncertainties and assumptions that could affect our business, including our financial condition and results of operations, under "Risk Factors." We base our forward-looking statements on our management's beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may, and are likely to, differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Except as required under the federal securities laws, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this presentation, whether as a result of new information, future events, changes in assumptions, or otherwise.

OFFERING SUMMARY

Issuer	Fuxing China Group Limited
Securities	American Depositary Shares ("ADSs"), each ADS representing 15 ordinary shares, par value Singapore dollars 0.02 per share ("Ordinary Shares")
Offering Type	Initial Public Offering
Proposed Listing/Symbol	Nasdaq Capital Market: FFFZ
Securities Offered	1,500,000 ADSs, assuming no exercise of the underwriters' over-allotment option and excluding 90,000 ADSs underlying the Representative's Warrants; or 1,725,000 ADSs assuming the underwriters exercise their over-allotment option in full and excluding 103,500 ADSs underlying the Representative's Warrants
Shares Outstanding	• 17,205,438 Ordinary Shares before the completion of the offering* • 39,705,438 Ordinary Shares, assuming no exercise of the underwriters' over-allotment option and excluding 1,350,000 Ordinary Shares represented by 90,000 ADSs, underlying the Representative's Warrants • 43,080,438 Ordinary Shares, assuming full exercise of the underwriters' over-allotment option and excluding 1,552,500 Ordinary Shares represented by 103,500 ADSs, underlying the Representative's Warrants
Offering Price	$4.00 to $6.00 per ADS
Gross Proceeds	$6 million to $9 million (based on a price range of $4.00 to $6.00 per ADS, and 1,500,000 ADSs being offered), excluding proceeds from the exercise of the underwriters' over-allotment option
Use of Proceeds	• Approximately 20% for upgrading manufacturing machines; • Approximately 10% for research & development (R&D); • Approximately 20% to fund working capital and for other general corporate purposes; and • Approximately 50% for building a new factory.
Underwriters	Craft Capital Management LLC; Boustead Securities, LLC

*Note: *Excludes 277,720 Ordinary Shares held by the Company as treasury shares.*

COMPANY OVERVIEW

We are principally engaged in the production and sale of **zipper sliders and zipper chains**, **trading of textile raw and auxiliary materials** used in zipper production, and provision of **zipper processing services** in mainland China and Hong Kong.

Establishment in

1993

4th

Largest zipper manufacturer in Mainland China in terms of sales value in 2021*

93

Patents**

Diversified customer base of

1,600+

Customers**

Our Products and Services	Operating Subsidiaries
Zipper Chains and Zipper Sliders	
• Production and sale of finished zippers and zipper chains	Jinjiang Fookhing Zipper Co., Ltd. ("Fookhing Zipper")
• Production and sale of zipper sliders	Jinjiang Fuxing Dress Co., Ltd. ("Fuxing Dress")
Zipper Processing Services	
• Color dyeing of fabric tapes for zippers	Jinjiang Fulong Zipper and Weaving Co., Ltd. ("Fulong Zipper")
• Provision of electroplating services for zipper sliders	Jinjiang Fuxin Electroplating Co., Ltd. ("Fuxin Electroplating")
Trading of Raw and Auxiliary Materials	
• Trading of textile raw and auxiliary materials for textile sector	Fook Hing Group Trading Company Limited ("Fook Hing Trading")

Our Customers

China local manufacturers of

- Apparel and Footwear Products
- Camping Equipment
- Upholstery Furnishings
- Other Zipper Manufacturers

361° SEPTWOLVES LI-NING Samsonite ANTA

Note: *According to the Euromonitor International Ltd's Industry Report commissioned by us in 2022 (Euromonitor Report (2023 edition). **As of February 27, 2025. All marks are trademarks or registered trademarks of their respective owners. The display of trademarks herein does not imply that a license of any kind has been granted.

Past performance is not indicative of future results. There is no guarantee that any specific objective will be achieved. Investments may be illiquid, highly speculative and there is a risk of the total loss of your investment. Please see full disclosure at the beginning.

CORPORATE STRUCTURE


Mr. Qingliang Hong
HSBC (Singapore) Nominees PTE LTD
U.S. IPO Public Shareholders
Other Shareholders
Pre-IPO% / Post-IPO%
58.52% / 25.36%
5.93% / 2.57%
0% / 56.67%
35.55% / 15.40%
Fuxing China Group Limited "Fuxing China" (Bermuda, 2006)
100%
100%
Jade Star Group Holdings Limited "Jade Star" (BVI, 2005)
Fuxing China Group Limited (HK) "Fuxing HK" (Hong Kong, 2011)
100%
Xiamen Fuxing Industrial Co., Ltd "Xiamen Industrial" (PRC, 2011)
80%
Xiamen Xinfuxing Property Management Co., Ltd "Xiamen Property" (PRC, 2017)
100%
Fulong Zipper and Weaving Co., Ltd. "Fulong Zipper" (PRC, 1998)
Jinjiang Fookhing Zipper Co., Ltd. "Fookhing Zipper" (PRC, 1993)
Jinjiang Fuxing Dress Co., Ltd. "Fuxing Dress" (PRC, 1995)
Jinjiang Fuxin Electroplating Co., Ltd. "Fuxin Electroplating" (PRC, 2003)
Fook Hing Group Trading Company Limited "Fook Hing Trading" (HK, 2007)
Jinjiang Jianxin Weaving Co., Ltd. "Jianxin Weaving" (PRC, 2000)

Note: The corporate structure is based on 17,205,438 Ordinary Shares issued and outstanding as of January 31, 2025 (excludes 277,720 treasury shares) and 1,500,000 ADSs to be offered in this IPO, assuming no exercise of the underwriters' over-allotment option.

Past performance is not indicative of future results. There is no guarantee that any specific objective will be achieved. Investments may be illiquid, highly speculative and there is a risk of the total loss of your investment. Please see full disclosure at the beginning.

PRODUCTS AND SERVICES

Zipper Chains and Zipper Sliders

Our principal products can be manufactured on a **"made-to-order" basis**. We have the manufacturing capabilities to **produce varied selections of assorted materials, colors and sizes**.

Nylon zipper chains



Bags, luggage, tents and sleeping bags, apparel, shoes and "invisible" zipper chains mainly used in dresses and skirts

Metal zipper chains



Jeans and jackets

Plastic zipper chains



Sportswear and tents

Zipper sliders



Usually affixed on various types of zipper chains

These zipper chains can be sold as **continuous zipper chains** or as **finished zippers**, depending on customers' preferences.

PRODUCTS AND SERVICES

Zipper Processing Services

Our operating subsidiaries provide zipper processing services for us as well as external clients, including **color dyeing of fabric tapes for zippers, electroplating services for zipper sliders and manufacturing and sales of dyed yarn.**

1

Fulong Zipper

- Operates a **bleaching and dyeing** factory with:
  - **140+** production employees
  - **9** laboratory technicians
  - **100+** dyeing machines and processing supporting equipment
- Utilizes **low bath ratio dyeing** technology
- The bleaching and dyeing process is fully controlled by computer

2

Fuxin Electroplating

- Specializes in **surface electroplating** processing
  - Established in **July 2003**
  - **~300** employees
  - Annual processing output of over **9,000** tons
- Main **electroplating colors** processed:
  - Nickel, chrome, gun color, gold, bronze, ancient silver, matte nickel
  - Colors compliant with no-nickel special requirements

PRODUCTS AND SERVICES

Trading of Raw and Auxiliary Materials

Our operating subsidiary, Fook Hing Trading in Hong Kong, is primarily engaged in **wholesale trading of textile raw and auxiliary materials** in the Chinese market.

Major Products Traded

1. Banda Elastica Indemagliabile
2. Power Compression
3. Thermoroubaix® DWR T Nero
4. Cotton Yarn/Cotton Fabric
5. Polyester & Non-Woven Fabric
6. Spandex Fabric
7. Nylon Yarn/Nylon Fabric
8. Mesh Cloth

The customers of our wholesale trading service of textile raw and auxiliary materials are manufacturers of finished textile products and our suppliers for textile raw and auxiliary materials are mainly distributors.

SALES AND MARKETING

We believe that maintaining good relationships with our existing customers will allow us to market our products to meet their evolving demands.

Direct Marketing

- Conduct direct marketing pitches to potential and existing customers
- Update our existing and potential customers and end-customers about our new products by sending them sample products on a regular basis

Advertising and Media Publicity

- Promote our products and services through our website, www.3fzipper.com
- Advertise through Business-to-Business websites, billboard advertisements, industry magazines, and business magazines
- Produce a catalog of our entire product line biannually, copies of which are disseminated to our existing and potential customers

Trade Fairs and Exhibitions

- Actively participate in relevant trade fairs and exhibitions held in China
- Maintain contact with existing customers, as well as to promote our products to potential buyers who may prefer to handle, see and test our products before placing their orders

INVESTMENT HIGHLIGHTS

01 — One of the few vertically integrated players in the Chinese zipper industry

02 — Established track record and reputation

03 — One of the largest zipper manufacturers in China

04 — Great emphasis on the quality of products, as well as product and technical R&D

05 — Semi-automated production processes to ensure efficiency, maintain quality standards and control production costs

06 — Experienced and capable management team

ONE OF THE FEW VERTICALLY INTEGRATED PLAYERS IN THE CHINESE ZIPPER INDUSTRY

Capabilities to carry out upstream activities & assemble finished zippers

Fookhing Zipper	Manufacturing	Production and sale of finished zippers and zipper chains
Fuxing Dress		Production and sale of zipper sliders
Fulong Zipper	Processing	Provides bleaching and dyeing processing service
Fuxin Electroplating		Focuses on surface electroplating processing
Fook Hing Trading	Trading	Primarily engaged in wholesale trading of textile raw and auxiliary materials

Zipper Manufacturing Process



Zipper Processing
Manufacturing
Sourcing
Distribution

Advantages

- Reduce The Cost of Production Substantially
- Achieve Higher Profit Margins
- Ensure Consistency in the Quality of Products
- Supply a full range of the zipper materials and components to other zipper manufacturers

Past performance is not indicative of future results. There is no guarantee that any specific objective will be achieved. Investments may be illiquid, highly speculative and there is a risk of the total loss of your investment. Please see full disclosure at the beginning.

ESTABLISHED TRACK RECORD AND REPUTATION

Since our establishment in 1993, we have built up a credible track record and market reputation with a diversified customer base of over 1,600 customers in China.

Brand Customers

ANTA

SEPTWOLVES

LI-NING

361°

Samsonite

……

Awards

- PRC Top 10 Famous Zipper Brands
- Symbolic Brand of China
- Fujian Provincial Level Enterprise Technology Center
- Famous Brands of Fujian Province
- Top 100 Private Enterprises in Quanzhou
- Best of Fujian Province
- Provincial Key Township Enterprise
- National Township Enterprise - Key Enterprise of Creating Famous Brand
- Fujian Province Best-Selling Brand
- Pace-setting Technologically Advanced Enterprise

Note: All marks are trademarks or registered trademarks of their respective owners. The display of trademarks herein does not imply that a license of any kind has been granted.

Past performance is not indicative of future results. There is no guarantee that any specific objective will be achieved. Investments may be illiquid, highly speculative and there is a risk of the total loss of your investment. Please see full disclosure at the beginning.

ONE OF THE LARGEST ZIPPER MANUFACTURERS IN CHINA

- We believe that we are one of the largest zipper manufacturers in China in terms of the turnover and scale of operations.
- We ranked the 4th largest zipper manufacturer in mainland China in terms of sales value in 2021*.

Large Manufacturing Scale	Highly Integrated Manufacturing Facilities
Provide a full range of finished zipper products and various kinds of zipper components, which can be packaged individually including zipper chains made of various materials, "invisible" zipper and waterproof zipper	Utilize economies of scale in terms of raw material procurement, production management and brand marketing to control the costs and price the products competitively
Customize the zipper products to cater to differing requirements amongst customers, which we believe adds value to our services	



Note: *According to the Euromonitor International Ltd's Industry Report commissioned by us in 2022 (Euromonitor Report (2023 edition).

GREAT EMPHASIS ON THE QUALITY OF PRODUCTS, AS WELL AS PRODUCT AND TECHNICAL R&D

Quality Assurance

Certificates



GB/T 24001-2016/ISO 14001:2015 Environmental Management System Certificate



"STANDARD 100 by OEKO-TEX®" Scope Certificate



GB/T 45001-2020/ISO 45001:2018 Occupational Health and Safety Management System Certificate



GRS Certificate (GRS 4.0)

Procedures

1 Incoming Quality Assurance

Stringent selection process for suppliers of our raw materials

2 Production Process Quality Control Inspection

Operational inspections and testing

3 Finished Product Quality Control Inspection

- *Stress testing*
- *Visual inspections of finished products*
- *Regular internal audits*

R&D

- R&D facility certified as a "Fujian Provincial Level Enterprise Technology Center" in 2006
- **93** valid patents*
- Dedicated R&D team comprising **20** full time members**
- R&D team leader with **20+** years of industry experience and is an inventor of **72** valid patents related to zipper design***

R&D Budget


US$ Million
0.30
0.28
0.14
0.15
FY2023
FY2024
1H2024 Unaudited
1H2025 Unaudited

*Note: *As of February 27, 2025. **As of December 31, 2024. ***As of January 2025. Fiscal Year Ended March 31. Half Year Ended September 30.*
Past performance is not indicative of future results. There is no guarantee that any specific objective will be achieved. Investments may be illiquid, highly speculative and there is a risk of the total loss of your investment. Please see full disclosure at the beginning.

SEMI-AUTOMATED PRODUCTION PROCESSES TO ENSURE EFFICIENCY, MAINTAIN QUALITY STANDARDS AND CONTROL PRODUCTION COSTS

We own **an extensive range of automated machinery** in our production facilities and as such, are able to produce large quantities of zippers or related products quickly and efficiently.

Fulong Zipper

The equipment has been updated to the most advanced automatic equipment, using our unified Enterprise Resource Planning system

Fuxin Electroplating

Equipment supports both automatic production lines and semi-automatic production lines

We intend to carry out R&D activities to automate processes, where possible, to:

- Shorten product lead time
- Reduce costs and risks of manufacturing defects arising from human error
- Better monitor product quality
- Control product operations for improved efficiency and effectiveness

Past performance is not indicative of future results. There is no guarantee that any specific objective will be achieved. Investments may be illiquid, highly speculative and there is a risk of the total loss of your investment. Please see full disclosure at the beginning.

EXPERIENCED AND CAPABLE MANAGEMENT TEAM



Qingliang Hong

Executive Director and Chairman of the Board of Directors

- Mr. Hong has been our executive director since December 2006, and our chairman of the board of directors since August 2010.
- Mr. Hong also served as our CEO from December 2006 to January 2023.
- Mr. Hong was appointed the Vice Chairman of the Foreign Investment Enterprise Association of LongHu Town, Jinjiang City, Vice Chairman of Chamber of Commerce of Long Hu Town, Jinjiang City and Chairman of the Zipper Hardware Industry Association of Long Hu Town, Jinjiang City in 2003.
- Mr. Hong was named the Honorable Chairman of Zipper Industry Association of Fujian Province in 2000.
- Mr. Hong studied at the Fujian Jinjiang Yinglin Middle School from September 1972 to June 1975 and attended the CEO Seminar program at Peking University in May 2003.



Shaolin Hong

Chief Executive Officer

- Mr. Hong has been our Chief Executive Officer since January 2023.
- Mr. Hong served as the general manager of Fookhing Zipper, our subsidiary from January 2014 to December 2022, and worked as the procurement manager from August 2011 to December 2013.
- Mr. Hong studied business management at Xi'an University of Electronic Science and Technology from March 2017 to July 2019 and received a diploma. He studied at Cheung Kong Graduate School of Business from September 2018 to October 2020 and received a program certificate.



Pengyou Hong

Executive Director and Director of Finance and Administration

- Mr. Hong has been our executive director since December 2006 and our Director of Finance and Administration since September 2022.
- Mr. Hong was the Deputy General Manager of Fookhing Zipper, our subsidiary from 2005. Before this, he served as Section Chief in the finance department from January 1994 to December 2003.
- Mr. Hong is a Certified Senior Accountant by International Profession Certification Association and a Certified Chief Accountant by China Association of Chief Accountants.
- Mr. Hong graduated from Quanzhou Liming University with an education certificate in accounting in July 1990. He obtained an education certificate in accounting from Wuhan Technological University in January 2008, as well as a degree certificate in business administration in January 2008.

BOARD OF DIRECTORS



Qingliang Hong

Executive Director and Chairman of the Board of Directors

- Mr. Hong has been our executive director since December 2006, and our chairman of the board of directors since August 2010. Mr. Hong also served as our CEO from December 2006 to January 2023.
- Mr. Hong was appointed the Vice Chairman of the Foreign Investment Enterprise Association of LongHu Town, Jinjiang City, Vice Chairman of Chamber of Commerce of Long Hu Town, Jinjiang City and Chairman of the Zipper Hardware Industry Association of Long Hu Town, Jinjiang City in 2003.
- Mr. Hong was named the Honorable Chairman of Zipper Industry Association of Fujian Province in 2000.
- Mr. Hong studied at the Fujian Jinjiang Yinglin Middle School from September 1972 to June 1975 and attended the CEO Seminar program at Peking University in May 2003.



Pengyou Hong

Executive Director and Director of Finance and Administration

- Mr. Hong has been our executive director since December 2006 and our Director of Finance and Administration since September 2022.
- Mr. Hong was the Deputy General Manager of Fookhing Zipper, our subsidiary from 2005. Before this, he served as Section Chief in the finance department from January 1994 to December 2003.
- Mr. Hong graduated from Quanzhou Liming University with an education certificate in accounting in July 1990. He obtained an education certificate in accounting from Wuhan Technological University in January 2008, as well as a degree certificate in business administration in January 2008.



See Lien Low

Lead Independent Non-Executive Director

- Mr. Low has been our lead independent non-executive director since January 1, 2024.
- Mr. Low serves as an independent director and a member of the Audit Committee of Miyoshi Limited, a company listed on the Singapore Stock Exchange.
- Mr. Low is a registered public accountant in Singapore, a practicing member of the Institute of Singapore Chartered Accountants, and a member of the Singapore Institute of Directors.
- Mr. Low has also served as a partner at Baker Tilly TFW LLP since May 2021.
- Mr. Low obtained his bachelor's degree in accountancy from Nanyang Technological University in 1999.



Ngo Yin Tsang

Independent Non-Executive Director

- Ms. Tsang has been our independent non-executive director since May 2024.
- Ms. Tsang has been the company secretary and chief financial officer of HG Semiconductor Limited (HKEX: 6908) since June 2023.
- Ms. Tsang is a member of the American Institute of Certified Public Accountants and the Hong Kong Institute of Certified Public Accountants.
- Ms. Tsang holds a bachelor's degree in Business Administration from Simon Fraser University in Canada (1999), a bachelor's degree in Law from Tsinghua University in the PRC (2008), and a master's degree in Law from the University of Wolverhampton in the UK (2014).



Boon Chiao Koh

Independent Non-Executive Director

- Mr. Koh has been our independent non-executive director since May 2024.
- Mr. Koh has served as special counsel at Mishcon de Reya LLP since January 2024.
- Mr. Koh served as the general counsel at Yangzijiang Financial Holding Ltd. from May 2022 to December 2023.
- Mr. Koh served an independent director at Snack Empire Holdings Limited (HKEX: 1843) from September 2019 to August 2022.
- Mr. Koh received his bachelor's degree in law from the National University of Singapore in 2005.

INDUSTRY OVERVIEW

The Global Apparel Market had a Strong Recovery from Pandemic


Global Apparel Market Size, 2018-2027F
CAGR 2018-2022 -0.7%
CAGR 2023F-2027F 4.9%
2,000
1,500
1,000
500
0
50%
30%
10%
-10%
-30%
1,412.3
1,409.3
1,183.0
1,386.7
1,373.0
1,487.4
1,559.5
1,641.9
1,721.9
1,801.7
-0.2%
-16.1%
17.2%
-1.0%
8.3%
4.8%
5.3%
4.9%
4.6%
2018
2019
2020
2021
2022
2023F
2024F
2025F
2026F
2027F
Global Apparel Retail Sales (US$ Billion)
YoY Growth (%)

- As restrictions related to the epidemic were lifted in 2021, the global apparel market experienced a **significant rebound**. Total retail sales surged by approximately **US$200 billion**, marking a **17.2%** increase from the previous year.
- The global apparel market is expected **to further recover** from the pandemic and grow at a CAGR of **4.9%** in the next five-year period (2023-2027). **Emerging markets** are expected to drive growth.

Source: Euromonitor Report (2023 edition).

Past performance is not indicative of future results. There is no guarantee that any specific objective will be achieved. Investments may be illiquid, highly speculative and there is a risk of the total loss of your investment. Please see full disclosure at the beginning.

INDUSTRY OVERVIEW

Steady Growth and Emerging Trends in China's Apparel Market

- The **apparel** market in mainland China is expected **to maintain steady growth** over the next five years (2023-2027) at a CAGR of **4.3%**, in terms of retail sales value.
- **E-commerce** has played an important role in apparel retail, empowered by the **fast-growing** livestreaming channel. Opportunities for live try-on and omni-directional display of products further stimulated purchases.

Mainland China Apparel Market Size, 2018-2027F



CAGR 2018-2022 -0.7%
CAGR 2023F-2027F 4.3%
450
400
350
300
250
200
150
100
50
0
50%
40%
30%
20%
10%
0%
-10%
-20%
-30%
313.9
316.3
284.0
340.2
305.4
321.3
337.1
351.3
365.2
379.5
0.8%
-10.2%
19.8%
-10.2%
5.2%
4.9%
4.2%
4.0%
3.9%
2018
2019
2020
2021
2022
2023F
2024F
2025F
2026F
2027F
Apparel Retail Sales (US$ Billion)
Apparel Retail Sales YoY Growth (%)

Source: Euromonitor Report (2023 edition).

Past performance is not indicative of future results. There is no guarantee that any specific objective will be achieved. Investments may be illiquid, highly speculative and there is a risk of the total loss of your investment. Please see full disclosure at the beginning.

INDUSTRY OVERVIEW

China is the Largest Zipper Producer and Exporter in the World

- Over the last 30 to 40 years, the zipper industry in China has **grown** alongside its apparel, bags and luggage industries, from importing from Japan and Taiwan, to having **domestic design and manufacturing capabilities**.
- In 2022, **the zipper market** in mainland China had a value size of **US$7,135.5 million**, and China's **zipper exports** were worth **US$1,753.2 million**.



Mainland China Zipper Market Size, 2018-2027F
CAGR 2018-2022 3.7%
CAGR 2023F-2027F 2.7%
9,000
8,000
7,000
6,000
5,000
4,000
3,000
2,000
1,000
0
50%
40%
30%
20%
10%
0%
-10%
-20%
-30%
2018 6,179.8 0.0%
2019 6,268.2 1.4%
2020 5,686.3 -9.3%
2021 7,114.5 25.1%
2022 7,135.5 0.3%
2023F 7,347.3 3.0%
2024F 7,560.4 2.9%
2025F 7,768.9 2.8%
2026F 7,969.3 2.6%
2027F 8,163.3 2.4%
Mainland China Zipper Market Size, Manufacture Value MSP (USD Million)
Growth Rate (%)

Source: Euromonitor Report (2023 edition).

INDUSTRY OVERVIEW



China's Exports of Zippers
(HS Code 9607: Slide fasteners and parts thereof), Export Value FOB in USD Million
1,600
1,400
1,200
1,000
800
600
400
200
0
CAGR 2018-2022 11.4%
292.1
621.4
222.9
311.9
720.0
222.1
267.0
651.2
193.6
378.7
862.7
259.2
456.3
995.8
301.1
2018
2019
2020
2021
2022
HS Code 960720: Parts of slide fasteners
HS Code 960719: Slide fasteners, excluding fitted with chain scoops of base metal
HS Code 960711: Slide fasteners, fitted with chain scoops of base metal

Source: Euromonitor Report (2023 edition).

Past performance is not indicative of future results. There is no guarantee that any specific objective will be achieved. Investments may be illiquid, highly speculative and there is a risk of the total loss of your investment. Please see full disclosure at the beginning.

GROWTH STRATEGIES

Increase R&D efforts and Expand Production Capacity

- Partner with well-established research institutes to enhance production efficiencies and focus on custom zippers
- Continuously upgrade machines to automated machines and eventually achieve smart and digital manufacturing

Pursue Strategic Investment and Acquisition Opportunities

- Explore opportunities to collaborate with suitable partners in related fields through strategic alliances

Improve Brand Awareness

- Build an in-house brand team, collaborate with third-party brand consulting firms, participate in apparel fairs, and cooperate with top media companies to increase brand awareness and reputation

Expand Customer Base

- Build strategic partnerships with peer companies, improve resource integration, optimize manufacturing resources and make full use of our advantages in the industry

Recruit Top Talent

- Attract qualified employees through strong marketing, competitive compensation, and comprehensive employee training

Past performance is not indicative of future results. There is no guarantee that any specific objective will be achieved. Investments may be illiquid, highly speculative and there is a risk of the total loss of your investment. Please see full disclosure at the beginning.

FINANCIAL HIGHLIGHTS

Revenue



US$ Thousand
120,794
106,328
54,430
51,227
FY2023
FY2024
1H2024 Unaudited
1H2025 Unaudited

Revenue Breakdown



7.6%
43.2%
38.9%
10.3%
FY2023
8.0%
43.6%
37.9%
10.5%
FY2024
7.2%
39.2%
48.2%
5.4%
1H2024 Unaudited
8.3%
24.9%
51.9%
14.9%
1H2025 Unaudited
Sales of zipper chains
Trading of textile raw and auxiliary materials
Sales of zipper sliders
Zipper processing services

Note: Fiscal Year Ended March 31. Half Year Ended September 30.

Past performance is not indicative of future results. There is no guarantee that any specific objective will be achieved. Investments may be illiquid, highly speculative and there is a risk of the total loss of your investment. Please see full disclosure at the beginning.

FINANCIAL HIGHLIGHTS

Gross Profit



US$ Thousand
Gross Profit Margin %
6.0%
6.1%
7.2%
6.8%
7,235
6,450
3,902
3,472
FY2023
FY2024
1H2024 Unaudited
1H2025 Unaudited

Net Income



US$ Thousand
1,593
1,056
177
590
233.3%
FY2023
FY2024
1H2024 Unaudited
1H2025 Unaudited

Note: Fiscal Year Ended March 31. Half Year Ended September 30.

Past performance is not indicative of future results. There is no guarantee that any specific objective will be achieved. Investments may be illiquid, highly speculative and there is a risk of the total loss of your investment. Please see full disclosure at the beginning.

CONTACT

3F ZIPPER

Issuer:

Fuxing China Group Limited

Email: ir@3fzipper.com

Tel: +86 595-85287788

Address: Hangbian Industry Area
Longhu Town, Jinjiang City
Fujian Province, China 362241

CRAFT CAPITAL MANAGEMENT LLC

Underwriter:

Craft Capital Management LLC

Email: info@craftcm.com

Tel: +1 (800) 550-8411

Address: 377 Oak St, Lower Concourse
Garden City, NY 11530

Boustead Securities

Underwriter:

Boustead Securities, LLC

Email: info@boustead1828.com

Tel: +1 (949) 502-4408

Address: 6 Venture, Suite 395
Irvine, CA 92618